                                                                    Exhibit 99.1

NuCO2 Inc.
2800 SE Market Place, Stuart, Florida  34997
www.nuco2.com
email:  investor_relations@nuco2.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE               CONTACTS:   MICHAEL E. DEDOMENICO
                                                CHAIRMAN AND CEO
                                                ROBERT R. GALVIN
                                                CFO AND EXECUTIVE VICE PRESIDENT
                                                (772) 221-1754

                         NUCO2 INC. REPORTS STRONG GAINS
                      IN FISCAL 2007 FOURTH QUARTER RESULTS

STUART,  FLORIDA,  August 15,  2007 - NuCO2 Inc.  (NASDAQ:  NUCO),  the  largest supplier in the U.S. of bulk CO2 systems and services for  carbonating  fountain beverages,  today reported  operating  results for the fourth quarter and fiscal year  ended  June 30,  2007 in line with the  Company's  strategic  growth  plan instituted in January 2007.

o        Total revenues for the quarter amounted to $33.9 million, compared with
         $30.4  million a year ago,  and for all of fiscal 2007  totaled  $130.1 million, compared with $116.2 million last year, increases of 11.6% and
         12.0%, respectively, over prior year results.

o        Operating  income for the  fiscal  2007  fourth  quarter  totaled  $5.5 million,  compared with $2.6 million in the preceding third quarter and
         $5.6  million a year ago.  Full year  operating  income  totaled  $16.7 million,  compared to $19.5 million last year.  The change in operating income  compared to the prior year reflects the impact of the Company's strategic growth plan instituted in January 2007 that includes a higher level of expenses to support customer service and field operations.

o        EBITDA   (earnings   before   interest,    taxes,    depreciation   and
         amortization),  which the Company  regards as useful  information as to liquidity,  excluding  non-cash  stock option  expense,  totaled  $11.6 million in the fourth  quarter,  compared with $11.2 million last year, and for the full year  amounted to $41.0  million,  compared with $41.1 million  last year.  Compared  to the  immediately  preceding  quarter,
         EBITDA for the fiscal 2007 fourth  quarter,  excluding  non-cash  stock option expense, increased $2.6 million, or 28.9%.

o        Operating cash flow for the quarter increased to $15.4 million,  up 62%
         sequentially and 65% from last year. For the full year,  operating cash flow  amounted to $42.8  million,  compared to $33.6 million for fiscal
         2006.  In the second half of fiscal 2007,  operating  cash flow totaled
         $24.9 million,  compared with $16.4 million in the  corresponding  year ago six months, an increase of 52%.

o        Fully diluted  earnings per share for the fourth quarter equaled $0.17, versus $0.16 last year, and $0.48 for fiscal 2007, as compared to $0.65 last year.

      "In the  fiscal  fourth  quarter,  our  Company  continued  to make  solid progress in line with the goals we outlined in early  January,"  said Michael
   E.  DeDomenico,  Chairman and CEO.  "Our  objectives  of  enhancing  customer service and field operations while  strengthening the Company financially are paying off. We have also  successfully  refocused our sales force and reduced related  expenses  as part of our new plan  while  improving  our  access  to targeted new business."

      The Company  noted that while  advancing  operations,  it continued in the quarter to achieve improved liquidity and an enhanced balance sheet.

o     Total  customers  at year end  totaled  115,544 as  compared to 116,051 at
      March 31, 2007. Gross new customer  activations  during the fourth quarter were 2,450. Total attrition totaled 2,957 of which more than half resulted from the Company's  recently  instituted program to upgrade the quality of its customer base and increase tank  utilization.  The balance was in line with normal  experience.  The Company  expects to complete  the  upgrading program in the first quarter of fiscal 2008.

o     Improved asset utilization and reduced tank purchases  resulted in capital expenditures  of $4.1  million in the  fourth  quarter,  compared  to $8.1 million excluding  acquisition capex in the prior year,  bringing capex in fiscal 2007 to $23.4  million as compared to $31.9 million in fiscal 2006.
      The fiscal 2007 fourth quarter  reduction in capex was achieved  primarily through the Company's  accelerated  improvement  program to better utilize its nationwide tank inventory.

o     Continuing with the Company's  upgraded  credit and collection  practices, accounts receivables at June 30, 2007, improved to $11.8 million, compared with approximately $13 million a year ago.

o     Free  cash  flow,  defined  as cash  flow  from  operations  less  capital expenditures,  continued to improve,  amounting  to $11.3  million for the quarter, compared to $5.9 million in the preceding quarter. Free cash flow for fiscal 2007 amounted to $19.4 million.

o     During the quarter,  the Company, as part of its previously  announced $50 million share repurchase plan,  repurchased 392,791 shares of common stock at a cost of approximately $10 million. Through June 30, 2007, the Company repurchased a total of 906,109 shares,  for a total of $22.5 million.  The share repurchases were financed primarily from free cash flow.

      "Our  results in the fourth  quarter  and second  half  reflect our strong focus on quality  growth and cash flow. We have made solid  progress and what is especially positive is that we were able to fund our growth,  return $22.5 million to our shareholders through share repurchases and end the year with a lower  debt  level  than at the  beginning  of the  fiscal  year,"  added Mr.
   DeDomenico.

ABOUT NUCO2

      NuCO2 Inc. is the leading and only national  provider of bulk CO2 products and services to the U.S.  fountain  beverage  industry.  With service  locations within reach of virtually all of the fountain  beverage users in the Continental
U.S., NuCO2's  experienced  professionals  comprise the largest network of sales and support  specialists in the industry  serving  national  restaurant  chains, convenience stores,  theme parks and sports and entertainment  complexes,  among others. NuCO2's revenues are largely derived from the installation,  maintenance and rental of bulk CO2 systems and  delivery  of beverage  grade CO2,  which are increasingly  replacing high pressure CO2, until now the traditional  method for carbonating  fountain  beverages.  The  technology  offers  consistent  quality, greater  ease of  operation,  and  heightened  efficiency  and safety  utilizing permanently  installed on-site  cryogenic storage tanks.  NuCO2 provides systems and  services  that  allow  its  customers  to spend  more  time  serving  their customers. Visit the Company's website at WWW.NUCO2.COM.

CONFERENCE CALL

      A conference call to report  operating  results for the fiscal 2007 fourth quarter will be held tomorrow,  Thursday, August 16, 2007, at 11:00 a.m. Eastern
Time. It can be accessed over the Internet via NuCO2's website at www.nuco2.com.
To listen to the live call,  please go to the website at least  fifteen  minutes early to register,  download and install any necessary audio software. For those who cannot listen to the live  broadcast,  a replay will be available on NuCO2's website shortly after the call.

      STATEMENTS  CONTAINED  IN THIS  PRESS  RELEASE  CONCERNING  THE  COMPANY'S
OUTLOOK,  COMPETITIVE  POSITION AND OTHER  STATEMENTS OF  MANAGEMENT'S  BELIEFS,
GOALS AND EXPECTATIONS ARE  "FORWARD-LOOKING  STATEMENTS"  WITHIN THE MEANING OF
SECTION 27A OF THE  SECURITIES  ACT OF 1933 AND  SECTION  21E OF THE  SECURITIES
EXCHANGE  ACT OF 1934,  AND ARE  SUBJECT TO RISKS AND  UNCERTAINTIES  THAT COULD
CAUSE ACTUAL RESULTS TO DIFFER  MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY
THE  STATEMENTS.  WITH  RESPECT  TO SUCH  FORWARD-LOOKING  STATEMENTS,  WE CLAIM
PROTECTION  UNDER THE PRIVATE  SECURITIES  LITIGATION  REFORM ACT OF 1995. THESE
RISKS AND  UNCERTAINTIES  INCLUDE,  BUT ARE NOT  LIMITED  TO, THE ABILITY OF THE
COMPANY TO ADD NEW ACCOUNTS,  COMPETITION AND FUTURE OPERATING PERFORMANCE.  THE
COMPANY  DISCLAIMS ANY OBLIGATION TO UPDATE ANY  FORWARD-LOOKING  STATEMENT AS A
RESULT OF DEVELOPMENTS OCCURRING AFTER THE DATE OF THIS PRESS RELEASE.

                                       ###

                                                NUCO2 INC.
                                         CONDENSED BALANCE SHEETS
                                              (In Thousands)

                             ASSETS                                    June 30, 2007       June 30, 2006
                                                                       -------------       -------------
Current assets:
          Cash and cash equivalents                                       $    343            $    341
          Trade accounts receivable, net of allowance for doubtful
          accounts of $1,989 and $2,538, respectively                       11,823              12,955
          Inventories                                                          297                 302
          Prepaid insurance expense and deposits                             3,121               5,846
          Prepaid expenses and other current assets                          1,412               1,465
          Deferred tax assets - current portion                              8,264               8,598
                                                                          --------            --------
               Total current assets                                         25,260              29,507
                                                                          --------            --------

Property and equipment, net                                                122,364             119,603
                                                                          --------            --------

          Goodwill & other intangible assets, net                           39,180              40,905
          Deferred tax assets                                                3,813               8,807
          Other                                                                221                 185
                                                                          --------            --------
               Total other assets                                           43,214              49,897
                                                                          --------            --------

                   Total assets                                           $190,838            $199,007
                                                                          ========            ========

              LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
          Accounts payable                                                $  6,061            $  6,883
          Accrued expenses & other current liabilities                       5,889               5,945
                                                                          --------            --------
               Total current liabilities                                    11,950              12,828

Long-term debt                                                              34,750              35,450
Customer deposits                                                            4,246               3,805
                                                                          --------            --------
               Total liabilities                                            50,946              52,083

Total shareholders' equity                                                 139,892             146,924
                                                                          --------            --------
Total liabilities & shareholders' equity                                  $190,838            $199,007
                                                                          ========            ========

                                                           NUCO2 INC.
                                                    STATEMENTS OF OPERATIONS
                                            (In thousands, except per share amounts)

                                                                                 Three Months Ended           Year Ended
                                                                                     June 30,                  June 30,
                                                                              ----------------------    ----------------------
                                                                                 2007         2006         2007         2006
                                                                              ---------    ---------    ---------    ---------
Revenues:
      Product sales                                                           $  22,000    $  20,042    $  85,865    $  75,959
      Equipment rentals                                                          11,897       10,339       44,263       40,237
                                                                              ---------    ---------    ---------    ---------
Total Revenues                                                                   33,897       30,381      130,128      116,196
                                                                              ---------    ---------    ---------    ---------

Costs and expenses:
      Cost of products sold, excluding depreciation & amortization               14,187       12,611       55,835       49,397
      Cost of equipment rentals, excluding depreciation & amortization            2,111          724        6,714        3,086
      Selling, general and administrative expenses                                6,178        6,550       28,521       24,146
      Depreciation and amortization                                               5,159        4,806       20,059       18,333
      Loss on asset disposal                                                        754          132        2,260        1,733
                                                                              ---------    ---------    ---------    ---------
                                                                                 28,389       24,823      113,389       96,695
                                                                              ---------    ---------    ---------    ---------

Operating income                                                                  5,508        5,558       16,739       19,501

Gain on financial instrument                                                       --           --           --           (177)
Interest expense                                                                    572          526        2,207        1,989
                                                                              ---------    ---------    ---------    ---------

Income before provision for income taxes                                          4,936        5,032       14,532       17,689
      Provision for income tax                                                    2,309        2,458        6,893        7,341
                                                                              ---------    ---------    ---------    ---------
Net income                                                                    $   2,627    $   2,574    $   7,639    $  10,348
                                                                              =========    =========    =========    =========

Weighted average number of common and common
      equivalent shares outstanding
      Basic                                                                      15,240       15,576       15,593       15,427
                                                                              =========    =========    =========    =========
      Diluted                                                                    15,543       16,063       15,886       15,997
                                                                              =========    =========    =========    =========

Net income per basic common share                                             $    0.17    $    0.17    $    0.49    $    0.67
                                                                              =========    =========    =========    =========
Net income per diluted common share                                           $    0.17    $    0.16    $    0.48    $    0.65
                                                                              =========    =========    =========    =========

                      RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES EBITDA
                                AND EBITDA EXCLUDING STOCK OPTION EXPENSE

                                                        Three Months Ended                       Year Ended
                                                ----------------------------------        ------------------------
                                                       June 30,            Mar 31,                June 30,
                                                ---------------------     --------        ------------------------
                                                  2007         2006         2007            2007            2006
                                                --------     --------     --------        --------        --------

Net income                                      $  2,627     $  2,574     $  1,111        $  7,639     $ 10,348
Interest expense                                     572          526          509           2,207        1,989
Depreciation & amortization                        5,159        4,806        5,158          20,059       18,333
Gain on financial instrument                        --           --           --              --           (177)
Provision for income taxes                         2,309        2,458          935           6,893        7,341
                                                --------     --------     --------        --------     --------
  EBITDA                                        $ 10,667     $ 10,364     $  7,713        $ 36,798     $ 37,834
  Noncash option expense                             949          805        1,301           4,194        3,297
                                                --------     --------     --------        --------     --------
  EBITDA excluding stock option expense         $ 11,616     $ 11,169     $  9,014        $ 40,992     $ 41,131
                                                ========     ========     ========        ========     ========

Cash flows provided by (used in):
  Operating activities                          $ 15,360     $  9,309     $  9,495        $ 42,809     $ 33,578
  Investing activities                          $ (4,092)    $(12,984)    $ (3,554)       $(23,417)    $(41,682)
  Financing activities                          $(11,166)    $  3,685     $ (5,888)       $(19,390)    $  7,477

Earnings before interest, taxes, depreciation and amortization ("EBITDA") is one of the principal  financial measures by which the Company measures its financial performance.  EBITDA  is a  widely  accepted  financial  indicator  used by many investors, lenders and analysts to analyze and compare companies on the basis of operating  performance,  and the Company  believes that EBITDA  provides  useful information  regarding  the  Company's  ability  to  service  its debt and other obligations.  However, EBITDA does not represent cash flow from operations,  nor has it been  presented  as a  substitute  to  operating  income or net income as indicators of the Company's operating  performance.  EBITDA excludes significant costs of doing  business  and  should not be  considered  in  isolation  or as a substitute for measures of performance  prepared in accordance  with  accounting principles generally accepted in the United States of America. In addition,  the
Company's  calculation of EBITDA may be different from the  calculation  used by its  competitors,  and therefore  comparability  may be affected.  The Company's lender also uses EBITDA to assess the Company's  compliance with debt covenants.
These  financial  covenants are based on a measure that is not  consistent  with accounting  principles generally accepted in the United States of America.  Such measure is EBITDA (as defined) as modified by certain defined adjustments.